Exhibit 99.1

#15-12	News Release
CONTACT:
Greg Powell
Vice President, Investor Relations
B/E Aerospace, Inc.
(561) 791-5000 ext. 1450

B/E AEROSPACE REPORTS SECOND QUARTER 2015 FINANCIAL RESULTS;
EPS OF $0.75, UP 15%

WELLINGTON, FL, July 22, 2015 – B/E Aerospace, Inc. (the “Company”) (NASDAQ: BEAV), the world’s leading manufacturer of aircraft cabin interior products, today announced its second quarter 2015 financial results.

SECOND QUARTER 2015 HIGHLIGHTS COMPARED WITH SECOND QUARTER PRIOR YEAR

•	Revenues increased 5.7 percent

•	Operating earnings increased 6.3 percent

•	Operating margin of 18.2 percent increased 10 basis points

•	EBITDA margin of 21.2 percent increased 30 basis points

•	Net earnings per diluted share of $0.75 increased 15.4 percent

•	Declared a $0.19 per share quarterly dividend

 “I am pleased to report that in addition to our solid second quarter results, we declared our second quarterly dividend, continuing our recently implemented program of returning capital to our shareholders,” said Amin J. Khoury, Executive Chairman of B/E Aerospace.  “Further, and as expected, beginning in the second half of the year, we began repaying our debt.  During July, we made a payment of $125 million toward reducing our outstanding term loan and we expect to make additional repayments later this year.”

All of the 2015 results reported herein are presented according to generally accepted accounting principles (“GAAP”).  For comparability purposes, this press release presents 2014 results excluding discontinued operations (representing the consumables management segment (“CMS”) which was spun-off in December 2014 (the “spin-off”)).  In addition, 2014 results are adjusted to exclude 2014 acquisition and spin-off related costs and certain 2014 expenses previously allocated to CMS, and to present 2014 income tax expense based on the second quarter 2015 effective tax rate for comparability purposes.  These items are described in “Reconciliation of Non-GAAP Financial Measures.”

SECOND QUARTER 2015 CONSOLIDATED RESULTS

Second quarter 2015 revenues of $700.6 million increased 5.7 percent as compared with the prior year period (revenues increased 6.5 percent adjusting for the impact of unfavorable Euro exchange rates).  In addition, revenues from the Company’s Russian customers were negatively impacted by the economic sanctions and the collapse in global oil and gas prices.  Excluding sales to Russian customers and adjusting for the negative impact from currency, revenues increased 7.8 percent.  Organic revenue growth was 2.2 percent and was 2.9 percent on a constant currency basis.  Spares revenues which increased at a double-digit rate in the first quarter, grew at a more tepid 3.3 percent rate in the second quarter.

Operating earnings of $127.3 million increased 6.3 percent, and operating margin of 18.2 percent expanded 10 basis points, each as compared with the prior year period.  On a GAAP basis, operating earnings increased 14.1 percent.

Second quarter 2015 net earnings and net earnings per diluted share were $78.9 million and $0.75 per share, representing an increase of 17.1 percent and 15.4 percent, respectively, as compared with the prior year period.  On a GAAP basis, net earnings and net earnings per diluted share increased 26.6 percent and 25.0 percent, respectively.

Bookings during the second quarter of 2015 increased approximately 18 percent to approximately $760 million and the book-to-bill ratio was approximately 1.1 to 1.  Backlog as of June 30, 2015 was approximately $3.2 billion, while awarded but unbooked backlog was approximately $5.0 billion, bringing total backlog, both booked and awarded but unbooked, to approximately $8.2 billion.

SECOND QUARTER 2015 SEGMENT RESULTS

The following is a tabular summary and commentary of revenues and operating earnings by segment for the three months ended June 30, 2015 and 2014:

REVENUES
($ in millions)
Segment	2015	2014	% Change
Commercial aircraft	$539.3	$541.1	-0.3%
Business jet	161.3	121.7	32.5%
Total	$700.6	$662.8	5.7%

OPERATING EARNINGS
($ in millions)
Segment	2015	2014	% Change
Commercial aircraft	$99.7	$99.2	0.5%
Business jet	27.6	20.6	34.0%
Total	$127.3	$119.8	6.3%

Second quarter 2015 commercial aircraft segment (“CAS”) revenues of $539.3 million were essentially flat and were up 0.6 percent on a constant currency basis.  Revenues in the quarter were negatively impacted by a significant decline in sales to Russian customers.  Excluding sales to Russian customers and adjusting for the negative impact from currency, revenues increased 2.1 percent as compared with the prior year period.  Operating earnings of $99.7 million increased 0.5 percent, and operating margin of 18.5 percent increased 20 basis points.  On a GAAP basis, operating earnings increased 1.4 percent.

Second quarter 2015 business jet segment (“BJS”) revenues of $161.3 million increased 32.5 percent.  Revenue growth was driven by higher sales of super first class and lighting products, as well as the acquisitions completed in 2014.  BJS organic revenue growth was 14.3 percent.  Operating earnings increased 34.0 percent to $27.6 million, and operating margin of 17.1 percent increased 20 basis points.  On a GAAP basis, operating earnings increased 73.6 percent.

SIX MONTH 2015 CONSOLIDATED RESULTS

For the six months ended June 30, 2015, revenues of $1.391 billion increased 6.4 percent as compared with the prior year period (revenues increased 7.1 percent adjusting for the impact of unfavorable Euro exchange rates).  Excluding sales to Russian customers and adjusting for the negative impact from currency, revenues increased 8.5 percent.  Organic revenue growth for the six month period was 2.1 percent and was 2.9 percent on a constant currency basis.

For the six months ended June 30, 2015, operating earnings of $253.0 million increased 8.1 percent, and operating margin of 18.2 percent expanded 30 basis points.  On a GAAP basis, operating earnings increased 14.1 percent.

For the six months ended June 30, 2015, net earnings and net earnings per diluted share were $156.5 million and $1.49 per share, representing an increase of 19.1 percent and 18.3 percent, respectively, as compared with the prior year period.  On a GAAP basis, net earnings and net earnings per diluted share increased 24.7 percent and 24.2 percent, respectively.

SIX MONTH 2015 SEGMENT RESULTS

The following is a tabular summary and commentary of revenues and operating earnings by segment for the six months ended June 30, 2015 and 2014:

REVENUES
($ in millions)
Segment	2015	2014	% Change
Commercial aircraft	$1,065.4	$1,064.5	0.1%
Business jet	325.2	242.9	33.9%
Total	$1,390.6	$1,307.4	6.4%

OPERATING EARNINGS
($ in millions)
Segment	2015	2014	% Change
Commercial aircraft	$198.1	$192.3	3.0%
Business jet	54.9	41.7	31.7%
Total	$253.0	$234.0	8.1%

For the six months ended June 30, 2015, CAS revenues were essentially flat and were up 1.0 percent on a constant currency basis.  Excluding sales to Russian customers and adjusting for the negative impact from currency, revenues increased 2.5 percent.  Operating earnings of $198.1 million increased 3.0 percent and operating margin of 18.6 percent expanded 50 basis points, each as compared with the prior year period.  On a GAAP basis, operating earnings increased 3.5 percent.

For the six months ended June 30, 2015, BJS revenues increased 33.9 percent.  Operating earnings increased 31.7 percent to $54.9 million and operating margin was 16.9 percent.  On a GAAP basis, operating earnings increased 48.4 percent.

OUTLOOK

Commenting on the Company’s outlook, Mr. Khoury stated, “In the first half of this year our revenues were negatively impacted by unfavorable Euro exchange rates, a further decline in our defense business and a decrease in demand from our Russian customers as a result of sanctions and the collapse in global oil and gas prices. Nevertheless, we are confirming our revenue guidance for 2015 of approximately $2.8 billion, which was lowered in April from a range of $2.8 to $2.9 billion.  We expect to provide our first look at full year 2016 in October as we have done historically.  However, notwithstanding the Company’s record backlog, the timing of deliveries is such that we expect 2016 revenues to be 1 to 2 percent higher as compared to 2015 and we continue to expect a strong acceleration in the 2017 revenue growth rate.”

The Company’s 2015 full year financial guidance is as follows:

•	2015 revenues are expected to be approximately $2.8 billion,
•	Operating margin is expected to be in excess of 18 percent,
•	2015 net earnings per share are expected to be approximately $3.03 per diluted share or approximately 21 percent higher than 2014 adjusted net earnings per diluted share, and
•	2015 free cash flow conversion ratio is expected to be approximately 75 percent of net earnings.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements involve risks and uncertainties. The Company’s actual experience and results may differ materially from the experience and results anticipated in such statements.  Factors that might cause such a difference include those discussed in the Company’s filings with the Securities and Exchange Commission (“SEC”), which include its Proxy Statement, Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  The declaration and payment of future dividends and repayment of outstanding debt are at the discretion of the Board of Directors and will depend on the Company’s future earnings, capital requirements, financial conditions, operating conditions, contractual restrictions and such other factors as the Board of Directors may deem relevant.  For more information, see the section entitled “Cautionary Statement Regarding Forward-Looking Statements” contained in the Company’s Annual Report on Form 10-K and in other filings. The forward-looking statements included in this news release are made only as of the date of this news release and, except as required by federal securities laws and rules and regulations of the SEC, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About B/E Aerospace, Inc.

B/E Aerospace is the world’s leading manufacturer of aircraft cabin interior products.  B/E Aerospace designs, develops and manufactures a broad range of products for both commercial aircraft and business jets.  B/E Aerospace manufactured products include aircraft cabin seating, lighting systems, oxygen systems, food and beverage preparation and storage equipment, galley systems, and modular lavatory systems.  The Company also provides cabin interior reconfiguration, program management and certification services.  B/E Aerospace sells and supports its products through its own global direct sales and product support organization.  For more information, visit the B/E Aerospace website at www.beaerospace.com.

B/E AEROSPACE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
(In Millions, Except Per Share Data)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	June 30,		June 30,
	2015	2014	2015	2014

Revenues	$700.6	$662.8	$1,390.6	$1,307.4
Cost of sales	420.1	387.2	821.7	770.1
Selling, general and administrative	86.2	90.4	173.3	167.2
Research, development and engineering	67.0	71.0	142.6	141.7
CMS corporate allocations	-	2.6	-	6.7

Operating earnings	127.3	111.6	253.0	221.7

Operating earnings, as a percentage
of revenues	18.2%	16.8%	18.2%	17.0%

Interest expense	24.1	31.7	48.4	62.3

Earnings before income taxes	103.2	79.9	204.6	159.4

Income tax expense	24.3	17.6	48.1	33.9

Net earnings from continuing
operations	$78.9	$62.3	$156.5	$125.5

Net earnings from continuing operations
per common share:
Basic	$0.76	$0.60	$1.50	$1.21
Diluted	$0.75	$0.60	$1.49	$1.20

Weighted average common shares:
Basic	104.5	103.9	104.5	103.9
Diluted	105.0	104.5	105.0	104.4

B/E AEROSPACE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In Millions)

	June 30,	December 31,
	2015	2014
ASSETS

Current assets:
Cash and cash equivalents	$326.3	$292.5
Accounts receivable	378.8	288.3
Inventories	1,026.2	924.3
Deferred income taxes	13.0	19.2
Other current assets	63.3	131.3
Total current assets	1,807.6	1,655.6
Long-term assets	1,524.9	1,536.5
	$3,332.5	$3,192.1

LIABILITIES AND STOCKHOLDERS’ EQUITY

Total current liabilities	$825.7	$783.6
Total long-term liabilities	2,384.7	2,398.4
Total stockholders' equity	122.1	10.1
	$3,332.5	$3,192.1

B/E AEROSPACE, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)
(In Millions)

	Six months Ended June 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Earnings from continuing operations	$156.5	$125.5
Earnings from discontinued operations	—	92.1
Net earnings	156.5	217.6
Adjustments to reconcile net earnings to net cash flows provided by operating activities, net of effects from acquisitions:
Depreciation and amortization	41.3	63.0
Deferred income taxes	5.5	7.3
Non-cash compensation	14.3	14.2
Provision for doubtful accounts	0.2	0.6
Loss on disposal of property and equipment	0.2	0.1
Tax benefits realized from prior exercises of employee stock options and restricted stock	(2.4)	(4.8)
Changes in operating assets and liabilities:
Accounts receivable	(95.6)	(128.1)
Inventories	(107.1)	(158.6)
Other current and non-current assets	62.3	(30.3)
Accounts payable and accrued liabilities	34.7	86.7
Net cash flows provided by operating activities	109.9	67.7

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(48.0)	(122.7)
Acquisitions, net of cash acquired	4.3	(1,042.7)
Other	(5.1)	—
Net cash flows used in investing activities	(48.8)	(1,165.4)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from common stock issued	3.1	3.7
Purchase of treasury stock	(0.4)	(0.1)
Tax benefits realized from prior exercises of employee stock options and restricted stock	2.4	4.8
Borrowings on line of credit	—	668.0
Debt orgination costs	—	(1.9)
Principal payments on long-term debt	(11.0)	—
Dividends	(19.9)	—
Net cash flows (used in) provided by financing activities	(25.8)	674.5

Effect of foreign exchange rate changes on cash and cash equivalents	(1.5)	1.9

Net increase (decrease) in cash and cash equivalents	33.8	(421.3)
Cash and cash equivalents, beginning of period	292.5	637.8
Cash and cash equivalents, end of period	$326.3	$216.5

B/E AEROSPACE, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

The Company presents “EBITDA margin” which it defines as EBITDA as a percentage of revenues.  The Company defines “EBITDA” as net earnings before interest expense, income tax expense, depreciation and amortization.  The Company uses EBITDA margin to provide investors with an additional measurement of its operational strength and performance, and its ability to service its debt.  EBITDA margin should not be viewed as a substitute for, or superior to, operating margin (as defined under GAAP), the most directly comparable GAAP measure, as a measure of the Company’s operating performance.  EBITDA and EBITDA margin are “non-GAAP financial measures” as defined in Regulation G of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

This release presents prior year (“2014”) net earnings, net earnings per diluted share, consolidated operating earnings and EBITDA excluding results from discontinued operations (representing the consumables management segment (“CMS”) which was spun-off in December 2014) and adjusted to exclude (1) 2014 acquisition and spin-off related costs and (2) certain costs previously allocated to CMS, but required to be allocated to corporate overhead under GAAP, and which have been further adjusted by presenting income tax expense based on the second quarter 2015 effective tax rate. Each of these 2014 adjusted measures are “non-GAAP financial measures” as defined in Regulation G of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Company uses the above described adjusted measures to evaluate and assess the operational strength and performance of the business in 2015 compared to the performance of the Company without the CMS business in 2014. The Company believes these 2014 adjusted financial measures are relevant and useful for investors because they allow investors to have a better understanding of changes in the Company’s performance over 2014 after eliminating from 2014 results not only results from discontinued operations under GAAP, but also 2014 acquisition and spin-off related costs, and certain costs previously allocated to CMS.  These 2014 adjusted financial measures should not be viewed as a substitute for, or superior to, operating earnings, or net earnings from continuing operations (each as defined under GAAP), the most directly comparable GAAP measures, as a measure of the Company’s operating performance for 2014.

The Company defines “free cash flow” as net cash flows provided by operating activities less capital expenditures.  The Company uses free cash flow to provide investors with an additional perspective on the Company’s cash flow provided by operating activities after taking into account reinvestments.  Free cash flow does not take into account debt service requirements and therefore does not reflect an amount available for discretionary purposes.  The Company defines “free cash flow conversion ratio” as free cash flow expressed as a percentage of the Company’s net earnings.  The Company uses free cash flow conversion ratio to provide investors with a measurement of its ability to convert earnings into free cash flow. These financial measures should not be viewed as a substitute for, or superior to, net cash flows provided by operating activities, the most directly comparable GAAP measure, as a measure of the Company’s liquidity or operating performance.

Pursuant to the requirements of Regulation G of the Exchange Act, we are providing the following tables that reconcile the above mentioned non-GAAP financial measures to the most directly comparable GAAP financial measures:

B/E AEROSPACE, INC.
RECONCILIATION OF NET EARNINGS PER DILUTED SHARE
TO 2014 ADJUSTED NET EARNINGS PER DILUTED SHARE
(In Millions, Except Per Share Data)

	Three Months Ended	Six Months Ended
	June 30, 2014	June 30, 2014
Net earnings from continuing operations	$62.3	$125.5
2014 acquisition and spin-off related costs	5.6	5.6
GAAP required add-back of CMS corporate allocations	2.6	6.7
Adjustment to income taxes *	(3.1)	(6.4)
Adjusted earnings from continuing operations	$67.4	$131.4

Adjusted net earnings from continuing operations per diluted share	$0.65	$1.26

Diluted weighted average shares	104.5	104.4

* For comparability purposes 2014 income taxes are adjusted based on the 2015 second quarter effective tax rate of 23.5%

B/E AEROSPACE, INC.
RECONCILIATION OF OPERATING EARNINGS
TO 2014 ADJUSTED OPERATING EARNINGS
(In Millions)

	Three Months Ended	Six Months Ended
	June 30, 2014	June 30, 2014
Operating earnings	$111.6	$221.7
2014 acquisition and spin-off related costs	5.6	5.6
GAAP required add-back of CMS corporate allocations	2.6	6.7
Adjusted operating earnings	$119.8	$234.0

B/E AEROSPACE, INC.
RECONCILIATION OF NET EARNINGS TO EBITDA
(In Millions)

	Three Months Ended
	June 30,
	2015	2014
Net Earnings from continuing operations	$78.9	$62.3
2014 acquisition and spin-off related costs	-	5.6
GAAP required add-back of CMS corporate allocations	-	2.6
Depreciation and amortization	20.9	18.5
Interest expense	24.1	31.7
Income tax expense	24.3	17.6
EBITDA	$148.2	$138.3

B/E AEROSPACE, INC.
RECONCILIATION OF COMMERCIAL AIRCRAFT SEGMENT
OPERATING EARNINGS TO ADJUSTED CAS OPERATING EARNINGS
(In Millions)

	Three Months Ended	Six Months Ended
	June 30, 2014	June 30, 2014
CAS operating earnings	$98.3	$191.4
2014 acquisition and spin-off related costs	0.9	0.9
Adjusted CAS operating earnings	$99.2	$192.3

B/E AEROSPACE, INC.
RECONCILIATION OF BUSINESS JET SEGMENT
OPERATING EARNINGS TO ADJUSTED BJS OPERATING EARNINGS
(In Millions)

	Three Months Ended	Six Months Ended
	June 30, 2014	June 30, 2014
BJS operating earnings	$15.9	$37.0
2014 acquisition and spin-off related costs	4.7	4.7
Adjusted BJS operating earnings	$20.6	$41.7

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